Exhibit 99

UNIVERSAL ELECTRONICS REPORTS RECORD NET INCOME FOR
FOURTH QUARTER AND YEAR-END 2020 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 18, 2021 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2020.

Paul Arling, UEI’s chairman and CEO, said, “UEI’s ongoing investment in innovation for the future, strategies to enrich margins, and tactics to improve operating efficiencies, delivered strong performance and position the company well for 2021. Focusing on shifting our mix toward more advanced, higher margin solutions, we generated our highest margins in over a decade. As a result, even with lower sales, we reported the most profitable year in our 35+ year history.

“Additionally, we enter 2021 with our broadest, most sophisticated technology offering. Recent publicly disclosed examples once again include industry firsts: our Apple TV remote control designed for cable, satellite, IPTV and other multichannel video program distributors truly enhances the Apple TV 4K live and streaming TV experiences; our QuickSet® Widget provides a turnkey connectivity solution that adds intelligence and QuickSet Cloud to products; our UEI Virtual Agent introduces AI-powered technology that enables self-help capabilities to any screen - TV, phone, computer or tablet; and our ambient-aware connected thermostat family, UEI Comfort, simplifies installation, daily use and ongoing support of climate control in residential, commercial and hospitality applications. Our product development marries our pursuit of continued improvement, our unparalleled patented technology, and our vast experience providing end-to-end advanced control solutions. We help to assist our customers in differentiating themselves as they navigate the convergence of traditional TV, on-demand content and streaming apps. 2021 promises to be another exciting year.”
Financial Results for the Three Months Ended December 31: 2020 Compared to 2019
•GAAP net sales were $156.3 million, compared to $174.7 million; Adjusted Non-GAAP net sales were $156.4 million, compared to $174.8 million.
•GAAP gross margins were 32.7%, compared to 28.5%; Adjusted Non-GAAP gross margins were 33.6%, compared to 29.3%.
•GAAP operating income was $12.5 million, compared to $11.5 million; Adjusted Non-GAAP operating income was $19.1 million, compared to $17.3 million.
•GAAP net income was $12.2 million, or $0.86 per diluted share, compared to $7.0 million or $0.49 per diluted share; Adjusted Non-GAAP net income was $16.0 million, or $1.14 per diluted share, compared to $12.8 million, or $0.90 per diluted share.
•At December 31, 2020, cash and cash equivalents were $57.2 million.
Financial Results for the Twelve Months Ended December 31: 2020 Compared to 2019
•GAAP net sales were $614.7 million, compared to $753.5 million; Adjusted Non-GAAP net sales were $615.4 million, compared to $751.7 million.
•GAAP gross margins were 28.7%, compared to 22.6%; Adjusted Non-GAAP gross margins were 30.8%, compared to 26.7%.
•GAAP operating income was $37.3 million, compared to $15.3 million; Adjusted Non-GAAP operating income was $65.5 million, compared to $66.4 million.
•GAAP net income was $38.6 million, or $2.72 per diluted share, compared to $3.6 million or $0.26 per diluted share; Adjusted Non-GAAP net income was $53.3 million, or $3.76 per diluted share, compared to $50.1 million, or $3.55 per diluted share.

Bryan Hackworth, UEI’s CFO, stated, “Our improved financial model resulted in cash flow from operations in 2020 of over $73 million, enabling us to reduce our debt by $48 million while also purchasing over 440,000 shares for $17.7 million for an average price of approximately $40 per share. Given our strong balance sheet and much improved cash flow, we are well positioned for the future.”

Financial Outlook
For the first quarter of 2021, the company expects GAAP net sales to range between $150 million and $160 million, compared to $151.8 million in the first quarter of 2020. GAAP earnings per diluted share for the first quarter of 2021 are expected to range from $0.40 to $0.50, compared to GAAP earnings of $0.41 in the first quarter of 2020.
For the first quarter of 2021, the company expects Adjusted Non-GAAP net sales to range between $150 million and $160 million, compared to $152.0 million in the first quarter of 2020. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.83 to $0.93 compared to Adjusted Non-GAAP earnings per diluted share of $0.81 in the first quarter of 2020. The first quarter 2021 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.43 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 18, 2021 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2020 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 15 minutes prior to the start of the conference. The conference ID is 1741589. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 877-843-0414, and internationally dial 315-625-3071. The access code is 1741589.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead costs, including those related to the COVID-19 pandemic, factory transition costs, impairment expenses related to and the loss on the sale of our Ohio call center, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and employee related restructuring costs. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions, costs associated with our International Trade Commission litigation efforts, and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, the reversal of a social insurance accrual and accounts receivable reserve related to our Guangzhou entity, which was sold in 2018, foreign currency gains and losses, the related tax effects of all adjustments, as well as the effect of a reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018, and certain net deferred tax adjustments. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in universal control and sensing technologies for the smart home. The company designs, develops, manufactures and ships over 500 innovative products that are used by the world’s leading brands in the consumer electronics, subscription broadcast, security, home automation, hospitality and climate control markets. For more information, please visit www.uei.com.

Contacts:
Paul Arling, Chairman & CEO, UEI, 480.530.3000
Press: Shoshana Leon, Corporate Communications, UEI, sleon@uei.com, 480.521.3354
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415.433.3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our Annual Report on Form 10-K for the year ended December 31, 2020, and quarterly and periodic reports we have filed with the Securities Exchange Commission (the “SEC”) since then. Risks that could affect forward-looking statements in this press release include: the acceptance of and demand for the various advanced control products and technologies, including our Apple TV remote control, Quickset® Widget, Quickset Cloud service, UEI Virtual Agent, UEI Comfort products, technologies, and platforms; our ability to continue anticipating the needs and wants of our customers, and timely develop and deliver products and technologies that will be accepted by our customers; the continued commitment of our customers to their product development strategies that translate into greater demand for our technologies and products as anticipated by management; the continued ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its net sales, margins, and earnings through its operating efficiencies, product mix, and gross margin improvement initiatives as guided and as anticipated; our ability to enhance and protect the value of our intellectual properties, including our patents and trade secrets, through our licensing and litigation efforts; interruptions in our supply and logistics chains; the effects that natural disasters and public health crises, including the COVID-19 pandemic, have on our business and management’s ability to anticipate and mitigate those effects, including the duration, severity and scope of the COVID-19 pandemic, and the actions and restrictions that may be imposed on us and our operations by federal, state, local and international public health and governmental authorities to contain and combat the outbreak and spread of COVID-19, each of which may exacerbate one or more of the aforementioned risks; and uncertainties and other factors more fully described in our reports filed with the SEC; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 18, 2021. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$57,153	$74,302
Accounts receivable, net	129,433	139,198
Contract assets	9,685	12,579
Inventories	120,430	145,135
Prepaid expenses and other current assets	6,828	6,733
Income tax receivable	3,314	805
Total current assets	326,843	378,752
Property, plant and equipment, net	87,285	90,732
Goodwill	48,614	48,447
Intangible assets, net	19,710	19,830
Operating lease right-of-use assets	19,522	19,826
Deferred income taxes	5,564	4,409
Other assets	2,752	2,163
Total assets	$510,290	$564,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,229	$102,588
Line of credit	20,000	68,000
Accrued compensation	28,931	43,668
Accrued sales discounts, rebates and royalties	10,758	9,766
Accrued income taxes	3,535	6,989
Other accrued liabilities	33,057	35,445
Total current liabilities	179,510	266,456
Long-term liabilities:
Operating lease obligations	13,681	15,639
Contingent consideration	292	4,349
Deferred income taxes	1,913	1,703
Income tax payable	1,054	1,600
Other long-term liabilities	539	13
Total liabilities	196,989	289,760
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,391,595 and 24,118,088 shares issued on December 31, 2020 and 2019, respectively	244	241
Paid-in capital	302,084	288,338
Treasury stock, at cost, 10,618,002 and 10,174,199 shares on December 31, 2020 and 2019, respectively	(295,495)	(277,817)
Accumulated other comprehensive income (loss)	(18,522)	(22,781)
Retained earnings	324,990	286,418
Total stockholders’ equity	313,301	274,399
Total liabilities and stockholders’ equity	$510,290	$564,159

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$156,264	$174,694	$614,680	$753,477
Cost of sales	105,180	124,837	438,424	583,274
Gross profit	51,084	49,857	176,256	170,203
Research and development expenses	8,471	7,528	31,450	29,412
Selling, general and administrative expenses	30,098	30,878	107,539	125,476
Operating income	12,515	11,451	37,267	15,315
Interest income (expense), net	(150)	(830)	(1,422)	(3,918)
Accrued social insurance adjustment	—	—	9,464	—
Other income (expense), net	(141)	(569)	(1,404)	(995)
Income before provision for income taxes	12,224	10,052	43,905	10,402
Provision for income taxes	66	3,025	5,333	6,772
Net income	$12,158	$7,027	$38,572	$3,630

Earnings per share:
Basic	$0.88	$0.50	$2.78	$0.26
Diluted	$0.86	$0.49	$2.72	$0.26
Shares used in computing earnings per share:
Basic	13,768	13,931	13,893	13,879
Diluted	14,099	14,286	14,166	14,109

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Cash provided by operating activities:
Net income	$38,572	$3,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,735	31,926
Provision for bad debts	332	441
Deferred income taxes	(478)	(1,779)
Shares issued for employee benefit plan	1,136	947
Employee and director stock-based compensation	9,122	8,845
Performance-based common stock warrants	686	1,997
Impairment of long-term assets	134	1,506
Accrued social insurance adjustment	(9,464)	—
Loss on sale of Ohio call center	712	—
Changes in operating assets and liabilities:
Accounts receivable and contract assets	14,884	17,203
Inventories	28,295	(1,914)
Prepaid expenses and other assets	(245)	4,648
Accounts payable and accrued liabilities	(33,543)	14,233
Accrued income taxes	(6,486)	3,574
Net cash provided by operating activities	73,392	85,257
Cash provided by (used for) investing activities:
Acquisitions of property, plant and equipment	(16,862)	(21,313)
Acquisitions of intangible assets	(6,372)	(2,655)
Payment on sale of Ohio call center	(500)	—
Net cash provided by (used for) investing activities	(23,734)	(23,968)
Cash provided by (used for) financing activities:
Borrowings under line of credit	75,000	72,500
Repayments on line of credit	(123,000)	(106,000)
Proceeds from stock options exercised	2,805	448
Treasury stock purchased	(17,678)	(1,928)
Contingent consideration payments in connection with business combinations	(3,091)	(4,251)
Net cash provided by (used for) financing activities	(65,964)	(39,231)
Effect of exchange rate changes on cash and cash equivalents	(843)	(963)
Net increase (decrease) in cash and cash equivalents	(17,149)	21,095
Cash and cash equivalents at beginning of year	74,302	53,207
Cash and cash equivalents at end of period	$57,153	$74,302

Supplemental cash flow information:
Income taxes paid	$12,712	$7,275
Interest paid	$1,610	$4,403

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales:
Net sales - GAAP	$156,264	$174,694	$614,680	$753,477
Section 301 U.S. tariffs on goods imported from China (1)	—	(530)	—	(3,725)
Stock-based compensation for performance-based warrants	161	616	686	1,997
Adjusted Non-GAAP net sales	$156,425	$174,780	$615,366	$751,749

Cost of sales:
Cost of sales - GAAP	$105,180	$124,837	$438,424	$583,274
Section 301 U.S. tariffs on goods imported from China (1)	—	1,084	(3,523)	(13,377)
Excess manufacturing overhead and factory transition costs (2)	(1,154)	(1,412)	(7,500)	(17,746)
Loss on sale of Ohio call center (3)	—	(811)	(570)	(811)
Adjustments to acquired tangible assets (4)	(180)	(110)	(378)	(471)
Stock-based compensation expense	(37)	(37)	(183)	(139)
Employee related restructuring	—	—	(204)	—
Adjusted Non-GAAP cost of sales	103,809	123,551	426,066	550,730
Adjusted Non-GAAP gross profit	$52,616	$51,229	$189,300	$201,019

Gross margin:
Gross margin - GAAP	32.7%	28.5%	28.7%	22.6%
Section 301 U.S. tariffs on goods imported from China (1)	—%	(0.8)%	0.6%	1.4%
Stock-based compensation for performance-based warrants	0.1%	0.3%	0.1%	0.2%
Excess manufacturing overhead and factory transition costs (2)	0.7%	0.7%	1.2%	2.3%
Loss on sale of Ohio call center (3)	—%	0.5%	0.1%	0.1%
Adjustments to acquired tangible assets (4)	0.1%	0.1%	0.1%	0.1%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Employee related restructuring	—%	—%	0.0%	—%
Adjusted Non-GAAP gross margin	33.6%	29.3%	30.8%	26.7%

Operating expenses:
Operating expenses - GAAP	$38,569	$38,406	$138,989	$154,888
Section 301 U.S. tariffs on goods imported from China (1)	—	(18)	—	(1,804)
Stock-based compensation expense	(2,232)	(2,090)	(8,940)	(8,705)
Amortization of acquired intangible assets	(485)	(1,395)	(4,508)	(5,595)
Change in contingent consideration	(20)	366	2,408	(1,403)
Litigation costs (5)	(2,287)	—	(3,901)	—
Employee related restructuring and other costs	—	(1,335)	(287)	(2,720)
Adjusted Non-GAAP operating expenses	$33,545	$33,934	$123,761	$134,661

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating income:
Operating income - GAAP	$12,515	$11,451	$37,267	$15,315
Section 301 U.S. tariffs on goods imported from China (1)	—	(1,596)	3,523	11,456
Stock-based compensation for performance-based warrants	161	616	686	1,997
Excess manufacturing overhead and factory transition costs (2)	1,154	1,412	7,500	17,746
Loss on sale of Ohio call center (3)	—	811	570	811
Adjustments to acquired tangible assets (4)	180	110	378	471
Stock-based compensation expense	2,269	2,127	9,123	8,844
Amortization of acquired intangible assets	485	1,395	4,508	5,595
Change in contingent consideration	20	(366)	(2,408)	1,403
Litigation costs (5)	2,287	—	3,901	—
Employee related restructuring and other costs	—	1,335	491	2,720
Adjusted Non-GAAP operating income	$19,071	$17,295	$65,539	$66,358

Adjusted Non-GAAP operating income as a percentage of net sales	12.2%	9.9%	10.7%	8.8%

Net income:
Net income - GAAP	$12,158	$7,027	$38,572	$3,630
Section 301 U.S. tariffs on goods imported from China (1)	—	(1,596)	3,523	11,456
Stock-based compensation for performance-based warrants	161	616	686	1,997
Excess manufacturing overhead and factory transition costs (2)	1,154	1,412	7,500	17,746
Loss on sale of Ohio call center (3)	—	811	570	811
Adjustments to acquired tangible assets (4)	180	110	378	471
Stock-based compensation expense	2,269	2,127	9,123	8,844
Amortization of acquired intangible assets	485	1,395	4,508	5,595
Change in contingent consideration	20	(366)	(2,408)	1,403
Litigation costs (5)	2,287	—	3,901	—
Employee related restructuring and other costs	—	1,335	491	2,720
Accrued social insurance adjustment (6)	—	—	(9,464)	—
Reversal of accounts receivable reserve (7)	(432)	—	(432)	—
Foreign currency (gain) loss	596	263	1,984	933
Income tax provision on adjustments	(2,866)	(320)	(4,349)	(7,259)
Other income tax adjustments (8)	—	—	(1,303)	1,772
Adjusted Non-GAAP net income	$16,012	$12,814	$53,280	$50,119

Diluted shares used in computing earnings per share:
GAAP	14,099	14,286	14,166	14,109
Adjusted Non-GAAP	14,099	14,286	14,166	14,109

Diluted earnings per share:
Diluted earnings per share - GAAP	$0.86	$0.49	$2.72	$0.26
Total adjustments	$0.27	$0.41	$1.04	$3.29
Adjusted Non-GAAP diluted earnings per share	$1.14	$0.90	$3.76	$3.55

(1)The twelve months ended December 31, 2020 includes costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. The three and twelve months ended December 31, 2019 include incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.
(2)The twelve months ended December 31, 2020 includes excess manufacturing overhead costs incurred as we temporarily shut-down our China and Mexico-based factories as a result of the COVID-19 pandemic. Additional excess manufacturing overhead costs have been incurred for the three and twelve months ended December 31, 2020 and 2019 due to the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are now manufactured. These products destined for the U.S. market were previously manufactured in China. In addition, the twelve months ended December 31, 2019 include direct manufacturing inefficiencies incurred in Mexico as we were still in a start-up phase through the third quarter of 2019.
(3)Consists of impairment expenses related to and the loss recorded on the sale of our Ohio call center which was completed in February 2020.
(4)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(5)Consists of expenses related to our International Trade Commission (“ITC”) investigation of Roku, Inc. and certain other related entities. We have requested the ITC to issue a permanent limited exclusion order prohibiting the importation of certain products into the United States due to their infringement of our patents.
(6)Consists of the reversal of a social insurance accrual related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020.
(7)Consists of the reversal of a reserve on an accounts receivable balance related to our Guangzhou entity, which was sold in 2018. The amount was recovered during the fourth quarter of 2020.
(8)The twelve months ended December 31, 2020 includes the reversal of a reserve of an uncertain tax position related to our Guangzhou entity, which was sold in 2018. The indemnification agreement related to the sale of our Guangzhou entity expired in the second quarter of 2020. The twelve months ended December 31, 2019 includes the revaluation of net deferred tax assets at one of our China factories resulting from tax incentives that lowered the statutory rate.

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